UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31719 (Commission File Number)	13-4204626 (IRS Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the September 16, 2014 issuance by Molina Healthcare, Inc., a Delaware corporation (the “Company”), of $125.0 million aggregate principal amount of its 1.625% Convertible Senior Notes due 2044 (the “Notes”), the Company supplemented that certain Indenture, dated as of September 5, 2014, by and between the Company and U.S. Bank National Association (the “Trustee”), as trustee (the “Indenture”), by entering into a First Supplemental Indenture, dated as of September 16, 2014, by and between the Company and the Trustee (the “First Supplemental Indenture”). The First Supplemental Indenture supplements the Indenture by adding a form of Note to be used when a Note is required to bear certain legends regarding transfer restrictions.

Additional information related to the Notes is contained under Items 1.01, 2.03 and 3.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2014.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to a copy of the Indenture filed with the SEC on September 8, 2014 as Exhibit 4.1 to the Company’s Current Report on Form 8-K and incorporated herein by reference.

The foregoing descriptions of the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the First Supplemental Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of September 16, 2014, by and between Molina Healthcare, Inc. and U.S. Bank National Association, as trustee

4.2	Form of 1.625% Convertible Senior Note due 2044 (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: September 17, 2014	By	/s/ Jeffrey D. Barlow
Jeffrey D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of September 16, 2014, by and between Molina Healthcare, Inc. and U.S. Bank National Association, as trustee

4.2	Form of 1.625% Convertible Senior Note due 2044 (included in Exhibit 4.1)